EXHIBIT 5.5
                                                                     -----------



[GRAPHIC OMITTED]
[LOGO - RYDER SCOTT COMPANY]

                RYDER SCOTT COMPANY
                PETROLEUM CONSULTANTS                         FAX (403) 262-2790

1200, 530 - 8TH AVENUE S.W.   CALGARY, ALBERTA T2P 3S8  TELEPHONE (403) 262-2799





                                        March 26, 2004



TO:      UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE: ENCANA CORPORATION ("ENCANA") AND ENCANA HOLDINGS FINANCE CORP. - REGISTRATION STATEMENT ON FORM F-9


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2003, in the registration statement on Form F-9 of EnCana and EnCana Holdings Finance Corp. (File No. 333-113732).


Sincerely,



                                        /s/ Ryder Scott Company - Canada
                                        --------------------------------
                                        RYDER SCOTT COMPANY - CANADA
                                        PETROLEUM CONSULTANTS



Calgary, Alberta




1100 LOUISIANA   SUITE 3800  HOUSTON, TEXAS  77002-5218
                                    Telephone (713) 651-9191  Fax (713) 651-0849

600 SEVENTEENTH  SUITE 900N  DENVER, COLORADO 80202-5401
                                    Telephone (303) 623-9147  Fax (303) 623-4258